Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of I-Mab of our report dated April 30, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in I-Mab’s Annual Report on Form 20-F for the year ended December 31, 2023.

/s/PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China
May 30, 2024